SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Equity Income Fund -- Class A Shares
Fiscal period ending:  11/30/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years

P   =  Initial Investment        $1,000      $1,000     $1,000

ERV =  Ending Redeemable Value   $1,160.69   $2,297.20  $4,126.16

T   =  Average Annual
       Total Return              16.07%      18.10%      15.23%



YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $1,929,046

Expenses                         $741,231

Reimbursement                    $

Average shares                     54,556,583

NAV                              $16.04

Sales Charge                       5.75%

POP                              $17.02

Yield at POP                       1.54%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Equity Income Fund -- Class B Shares
Fiscal period ending:  11/30/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years

P   =  Initial Investment        $1,000      $1,000     $1,000

ERV =  Ending Redeemable Value   $1,172.38   $2,327.54  $4,034.65

T   =  Average Annual
       Total Return              17.24%      18.41%      14.97%



YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $1,008,213

Expenses                         $664,192

Reimbursement                    $

Average shares                     28,705,720

NAV                              $15.95

Sales Charge                        %

POP                              $15.95

Yield at NAV                    0.90%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam Equity Income Fund -- Class M Shares
Fiscal period ending:  11/30/97
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years

P   =  Initial Investment        $1,000      $1,000     $1,000

ERV =  Ending Redeemable Value   $1,182.89   $2,291.04  $3,986.09

T   =  Average Annual
       Total Return              18.29%      18.03%      14.83%



YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $107,143

Expenses                         $61,505

Reimbursement                    $

Average shares                     3,03,065

NAV                              $15.96

Sales Charge                        3.50%

POP                              $16.54

Yield at POP                       1.09%